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                                          BRADLEES, INC.                      Exhibit 20
                                     CONDENSED BALANCE SHEET                  Page 2 of 3
                                        MANAGEMENT FORMAT
                                          (In Millions)

                                                               FISCAL 1998 SUMMARY FINANCIAL FORECAST
                                            First-Half :    Third Quarter    :            Fourth Quarter
                                              Actuals  : Forecast      Plan* : Forecast       Plan*    Last Year
ASSETS                                                 :                     :
                                                       :                     :
 Current Assets:                                       :                     :
   Unrestricted cash & cash equivalents           $8.1 :   $11.2       $11.3 :    $8.2         $8.8      $10.9
   Restricted cash                                24.9 :    25.1        25.1 :    25.2         25.4       16.8
                                          -------------:---------------------:---------------------------------
  Total Cash & Cash Equivalents                   33.0 :    36.3        36.4 :    33.4         34.2       27.7
                                                       :                     :
   Inventories                                   239.5 :   310.4       326.6 :   227.8        224.6      238.6
   Other current assets                           16.1 :    23.4        23.5 :    16.0         15.9       26.5
                                          -------------:---------------------:---------------------------------
  Total Current Assets                           288.6 :   370.1       386.5 :   277.2        274.7      292.8
                                                       :                     :
 Net Fixed Assets                                142.8 :   143.9       142.2 :   145.2        140.9      150.5
                                                       :                     :
 Long-Term Assets                                143.9 :   141.7       147.0 :   139.6        144.8      151.9
                                          -------------:---------------------:---------------------------------
 Total Assets                                   $575.3 :  $655.7      $675.7 :  $562.0       $560.4     $595.2
                                          =============:=====================:=================================
LIABILITIES                                            :                     :
 Current Liabilities                                   :                     :
   Accounts payable                             $121.2 :  $155.2      $163.3 :  $113.9       $101.1     $124.4
   DIP borrowings                                111.6 :   171.9       185.0 :   103.3        106.9       84.2
   Other current liabilities                      31.8 :    31.4        37.5 :    31.1         43.2       38.1
                                          -------------:---------------------:---------------------------------
  Total Current Liabilities                      264.6 :   358.5       385.8 :   248.3        251.2      246.7
                                                       :                     :
 Long-Term Liabilities                            69.6 :    67.1        64.4 :    65.5         64.2       72.3
                                                       :                     :
 Liabilities Subject to Settlement               554.4 :   553.4       559.1 :   552.4        558.0      562.1
                                                       :                     :
STOCKHOLDERS' DEFICIENCY                               :                     :
 Common stock                                    137.1 :   137.1       137.3 :   137.1        137.3      137.2
 Accumulated deficiency                         (450.4):  (460.4)     (470.9):  (441.3)      (450.3)    (423.1)
                                          -------------:---------------------:---------------------------------
  Total Stockholders' Deficiency                (313.3):  (323.3)     (333.6):  (304.2)      (313.0)    (285.9)
                                          -------------:---------------------:---------------------------------
Total Liabilities & Deficiency                  $575.3 :  $655.7      $675.7 :  $562.0       $560.4     $595.2
                                          =============:=====================:=================================

  * From the Form 8-K dated February 11, 1998.
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